Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 2-93472 and No. 33-60473) on Form S-8 of Synovus Financial Corp. of our report dated April 22, 2000, relating to the statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 annual report on Form 11-K of the Synovus Financial Corp. Employee Stock Purchase Plan, included as Exhibit 99.1 to the 1999 annual report on Form 10-K/A of Synovus Financial Corp.

/s/KPMG

Atlanta, Georgia
April 27, 2000






                          Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 2-94639 and No. 33-60475) on Form S-8 of Synovus Financial Corp. of our report dated April 22, 2000, relating to the statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 1999 and 1998, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 annual report on Form 11-K of the Synovus Financial Corp. Director Stock Purchase Plan, included as Exhibit 99.2 to the 1999 annual report on Form 10-K/A of Synovus Financial Corp.

/s/KPMG

Atlanta, Georgia
April 27, 2000